Exhibit 99.1

Lynn Pieper Investor Relations +1 (415) 202-5678 Lynn.pieper@westwicke.com	Rebecca Phillips Public Relations Manager +1 (408) 716-4773 rphillips@accuray.com

Accuray Incorporated CFO Resigns

Accuray Appoints Successor

SUNNYVALE, Calif., September 3, 2013— Accuray Incorporated (Nasdaq: ARAY), announced today that Derek Bertocci has resigned as Senior Vice President and Chief Financial Officer of the company effective September 2, 2013.  Today, Accuray has appointed Gregory Lichtwardt executive vice president, chief financial officer, effective immediately.  Mr. Bertocci is anticipated to continue in a consulting role with the Company.

Mr. Lichtwardt, age 59, joins Accuray after spending over nine years with Conceptus Inc., where he served as Executive Vice President, Chief Financial Officer.  During his time at Conceptus Inc., its sales grew from $8 million to $141 million and adjusted EBITDA reached 20 percent of sales.

Lichtwardt brings to Accuray thirty-three years of financial and operational leadership experience in building technology companies. Prior to joining Conceptus Inc., he served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Innoventry, Inc., a financial services company.  He was previously with Ocular Sciences, Inc. a world-wide developer and marketer of soft contact lenses, as Vice President, Finance and Chief Financial Officer, a company which he took public.  Prior to that, Mr. Lichtwardt held senior management positions with Allergan, Inc. and started his career with American Hospital Supply Corporation.  Mr. Lichtwardt also serves on the board of directors of Biolase, Inc., where he is the chair of the audit committee and participates on the compensation committee.

Commenting on his appointment, Mr. Lichtwardt said, “This is an exciting time to be joining Accuray.  The Company has made significant strides, is led by a talented team and is positioned to achieve significant growth.  I am energized by the challenge and look forward to contributing to the Company’s success and drive to profitability.”

In making the announcement, Joshua H. Levine, president and chief executive officer of Accuray said, “Greg brings broad medical device industry experience and important leadership skills that will drive the planning and execution of our financial strategies. In addition, Greg will play a significant role at Accuray as we pursue long-term strategic growth opportunities.  We are delighted to have Greg join the Accuray team at this pivotal point in our evolution.  His experiences will prove invaluable as we expand our commercial footprint and shareholder value. I would also like to thank Derek Bertocci for his leadership and guidance over the years at Accuray.”

Bertocci had joined Accuray in January 2009 as CFO and during his tenure, Bertocci helped to expand the radiosurgery market with the Company’s flagship product, the CyberKnife System.  He was also a key leader of the company through the growth of Accuray as a young public company and through the transformational acquisition of TomoTherapy in 2011.  The acquisition of TomoTherapy added the TomoTherapy System to the Company’s product portfolio, which expanded the Company into the radiation therapy market.

“I want to thank the Executive Team, the Board, the investors and Accuray employees for their support and encouragement over the last several years as we together changed the way people think about treating cancer patients,” said Bertocci.  “It’s been a fulfilling experience, but I feel that after being CFO for almost five years at Accuray and a CFO at various companies for almost ten years that taking a break in my career and taking time to spend with my family is important.”

About Accuray

Accuray Incorporated (Nasdaq: ARAY), is a radiation oncology company that develops, manufactures and sells personalized, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company's leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited to management/leadership capabilities, future profitability, long-term growth, commercial success, shareholder value, and the Company’s leadership position in radiation oncology innovation. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K filed on August 29, 2013.  Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  Accordingly, investors should not place undue reliance on any forward-looking statements.

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